UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 28, 2012

Beacon Power Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-31973	04-3372365
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

65 Middlesex Road
Tyngsboro, Massachusetts	01879
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 694-9121

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

As previously disclosed, on October 30, 2011, Beacon Power Corporation, a Delaware corporation (the “Company”), filed a voluntary petition in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). The filings, Case Nos. 11-13450, 11-13451 and 11-13452, were made by the Company for Beacon Power Corporation, Stephentown Holding, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Holdings”), and Stephentown Regulation Services, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (“SRS”) (together, the “Bankruptcy Cases”).

On March 6, 2012, substantially all of the Company’s and SRS’s assets were sold in accordance with an Asset Purchase Agreement pursuant to a sale order approved by the Bankruptcy Court under Case No. 11-13450 (KJC) (the “Asset Purchase Agreement”) by and among the Company, SRS, RC Beacon Acquisition, LLC, a Delaware limited liability company (“RC Beacon”), and Spindle Grid Regulation, LLC, a Delaware limited liability company (“Spindle Grid”).  RC Beacon and Spindle Grid are subsidiaries of Rockland Capital, LLC.

Based on the status of the Bankruptcy Cases as of the date of this filing, management of the Company does not currently expect holders of the Company’s equity securities to receive any distributions on account of any such equity securities.

The Debtors’ monthly operating report for the month of December, 2011 (the “December Monthly Operating Report”), as filed with the Bankruptcy Court on March 27, 2012, is attached as Exhibit 99.1 and is incorporated herein by reference.

The monthly operating reports are limited in scope, cover a limited time period and have been prepared solely for the purpose of complying with reporting requirements of the Bankruptcy Court and the Bankruptcy Code.  The financial information contained in the December Monthly Operating Report is preliminary and unaudited and does not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and, therefore, may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals and disclosure items. The Company cautions readers not to place undue reliance on the December Monthly Operating Report. The December Monthly Operating Report may be subject to revision. The December Monthly Operating Report is in a format required by the Bankruptcy Court and the Bankruptcy Code and should not be used for investment purposes. The information in the December Monthly Operating Report should not be viewed as indicative of future results.

Limitation on Incorporation by Reference. The information contained in Exhibit 99.1 is being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the anticipated benefits resulting the closing of the agreement to sell the Company’s 20-megawatt flywheel energy storage plant in Stephentown, New York, and all other assets of the Company, in a manner consistent with the Asset Purchase Agreement and any statements regarding the anticipated prospects of the business and assets sold to Rockland Capital thereunder. In addition, except for historical information contained in the December Monthly Operating Report attached as an exhibit hereto, the monthly operating reports contain forward-looking statements.  Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to, the risks identified in our filings with the Securities and Exchange Commission as may be accessed at www.sec.gov.

The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of our liabilities and/or securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative and will pose substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders thereof in the bankruptcy cases.  Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this report, and which we assume no obligation to update.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                                                                 Exhibit

99.1                                                                           Monthly Operating Report of Beacon Power Corporation for the month of December 2011, as filed with the United States Bankruptcy Court for the District of Delaware.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

March 29, 2012	By:	/s/ Craig R. Jalbert, CIRA
		Name:	Craig R. Jalbert, CIRA
		Title:	Wind Down Manager

EXHIBIT INDEX

Exhibit No.	Description
99.1	Monthly Operating Report of Beacon Power Corporation for the month of December 2011, as filed with the United States Bankruptcy Court for the District of Delaware.